Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186	Trading Symbol: VGZ Toronto and NYSE Amex Exchanges

Vista Announces Update for Paredones Amarillos Gold Project

Denver, Colorado, November 4, 2009 — Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex:  VGZ) is pleased to provide an update on activities at the Paredones Amarillos gold project in Baja California Sur, Mexico.  Receipt of the Temporary Occupation Permits (“TOP”) was announced on October 28, 2009, and signals the commencement of a number of activities designed to advance the development of the project towards construction and the planned start of production in 2011.  Once in production, the Paredones Amarillos gold project is expected to produce an estimated average of 143,000 ounces of gold per year during the first five years and an estimated 1.2 million ounces of gold over the estimated 9.3 year life of the mine.

Permitting

As previously announced, with the receipt of the TOP, the Company now has all the prerequisite documentation to re-apply for the Change of Forest Land Use Permit (“CFLUP”) which is required before the Company can commence construction of the Paredones Amarillos gold project.  The Company plans to file the application this week and estimates that the CFLUP will be granted prior to the end of the first quarter 2010.

Project Engineering

The Company is preparing a Request for Proposal to be sent to qualified and interested companies for the provision of Engineering, Procurement and Construction Management (“EPCM”) services for the project. During the next 30-45 days, Vista expects to select the EPCM contractor and to commence the first phase of detailed engineering and design work, so that construction activities can start as soon as possible following receipt of the CFLUP.

Vista already owns most of the major equipment required for the process plant (mill), and a recent review indicates that other major project equipment (including mobile mining equipment) are expected to be available with reasonable delivery times. The expected construction period for the project is approximately 15 months.

Project Financing

Vista continues to advance efforts to secure appropriate financing for the Paredones Amarillos gold project’s development including discussions with various qualified banks that may be interested in providing project loans.  The process is expected to take three to five months with completion being targeted to coincide with the receipt of the CFLUP.

Community Relations

On November 4, 5 and 6, 2009, the Company’s wholly-owned Mexican subsidiary, Minera Paredones Amarillos S.A. de C.V. (“MPA”) which holds the Paredones Amarillos gold project, plans to hold a series of workshops in communities close to the project, including La Paz. The workshops are part of the Company’s ongoing efforts to keep local residents, government officials and other stakeholders informed about the Paredones Amarillos gold project and the measures being taken by the Company to ensure that the Paredones Amarillos gold project will make a positive contribution to the community. These workshops are one of several programs developed by MPA in conjunction with the Mexican consulting group, C3 Consensus, in an effort to reduce public misconceptions, ensure that correct project information is disseminated and at the same time, to receive appropriate stakeholder input which may lead to project development improvements.

More Information about the Paredones Amarillos Gold Project

For more information about the Paredones Amarillos gold project, please see the technical report entitled “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico,” dated September 1, 2009, prepared by SRK Consulting (U.S.), Inc. (“SRK”) of Lakewood, Colorado.  The final report is available on SEDAR at www.sedar.com.

Qualified Person

Terry Braun, P.E., Principal of SRK, an independent “qualified person” as defined by Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects, supervised the preparation of scientific and technical information contained in this press release.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has taken steps to advance the Paredones Amarillos gold project located in Baja California Sur, Mexico, towards production.  These steps include the completion of a definitive feasibility study, the purchase of long-delivery processing equipment, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking other studies to advance the project, with the completion of a preliminary feasibility study targeted for late in the fourth quarter of 2009.  Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the timing and outcome of the application for the CFLUP application for the Paredones Amarillos gold project,  anticipated plans and timing of commencement of construction, development and commencement of production at the Paredones Amarillos gold project; the timing, performance and results of feasibility studies including the timing and receipt of required land use, environmental and other permits for the Paredones Amarillos gold project; the estimated production and life of mine of the Paredones Amarillos gold project, plans, timing and outcome of project financing, the timing and outcome of detailed EPCM work, the timing and availability of project equipment, preliminary assessment results for the Mt. Todd gold project; and plans and timing for a preliminary feasibility study at the Mt. Todd gold project; Vista’s future business strategy; goals; operations; plans; potential project development; future gold prices; Vista’s potential status as a producer including plans and timing of potential production; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “will”, “target”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks relating to gold prices, general economic conditions, delays and incurrence of additional costs in connection with our Paredones Amarillos gold project, including uncertainty relating to timing and receipt for required governmental permits; uncertainty relating to timing and outcome of CFLUP application for the Paredones Amarillos gold project, uncertainty of feasibility study results and preliminary assessments and of estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos and Mt. Todd gold projects; risks of significant cost increases; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com